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                                                                     Exhibit 1.3



                           AVALONBAY COMMUNITIES, INC.

                                MEDIUM-TERM NOTES
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                   SECOND AMENDMENT TO DISTRIBUTION AGREEMENT

                                 August 31, 2001

     THIS SECOND AMENDMENT (this "Second Amendment") is made and entered into as of August 31, 2001 (the "Effective Date") by and among AvalonBay Communities, Inc., a Maryland corporation (the "Company"), Lehman Brothers Inc., Banc of America Securities LLC (formerly known as NationsBanc Montgomery Securities
LLC), First Union Securities, Inc. (formerly known as First Union Capital Markets) and J.P. Morgan Securities Inc. (collectively, the "Original Agents"), Fleet Securities, Inc. and PNC Capital Markets, Inc. (collectively, the "Supplemental Agents" and, together with the Original Agents, the "Existing Agents"), and Salomon Smith Barney Inc. (the "New Agent"). Each of the Company, the Existing Agents and the New Agent is referred to as a "Party" and collectively as the "Parties."

     THE PARTIES ENTER THIS SECOND AMENDMENT on the basis of the following facts, understandings and intentions:

     A. The Company, the Original Agents (excluding Lehman Brothers Inc. with respect to the Original Agreement (as defined below)), PaineWebber Incorporated and UBS Warburg LLC (formerly known as Warburg Dillon Read LLC) are parties to that certain Distribution Agreement dated as of December 21, 1998 (the "Original Agreement"), as amended by that certain First Amendment to Distribution Agreement, dated as of June 27, 2000 (the "First Amendment," and together with the Original Agreement, the "Distribution Agreement"), which relate to a medium-term notes program for the Company. (Capitalized terms used in this Second Amendment without definition are used as defined in the Distribution Agreement.)

     B. The Company and the Supplemental Agents are parties to Supplement No. 1 to Distribution Agreement, dated as of January 26, 1999, pursuant to which the Supplemental Agents each became a party to, and Agents under, the Distribution Agreement.

     C. Prior to the Effective Date, the Company has given notice to each of UBS Warburg LLC and PaineWebber Incorporated that the Company has terminated the Distribution Agreement with respect to each of them, respectively (and by the execution of this Second Amendment, the Company hereby gives notice of such terminations to the Existing Agents), pursuant to Section 13 of the Distribution Agreement.

     D. The Parties desire to amend the Distribution Agreement to add the New Agent as an Agent under the Distribution Agreement

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and agreements contained in this Second Amendment, the Parties agree as follows:

     1. ADDITION OF NEW AGENT. The definition of "Agent" in the first paragraph of the Distribution Agreement is hereby amended as follows in order to admit the New Agent as an Agent under the Distribution Agreement. From and after the Effective Date, and reflecting the written termination notices by the Company referred to in Recital C above, the defined term "Agents" shall refer to Lehman


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Brothers Inc., Banc of America Securities LLC, First Union Securities, Inc.,
Fleet Securities, Inc., J.P. Morgan Securities Inc., PNC Capital Markets, Inc. and Salomon Smith Barney Inc.

         2. NOTICE ADDRESSES. The notice provision of Section 14(b) of the Distribution Agreement is amended by:

     (A) deleting therefrom the name and address of J.P. Morgan Securities Inc. and inserting the following in lieu thereof:

                           "J.P. Morgan Securities Inc.
                           270 Park Avenue, 9th Floor
                           New York, New York 10017
                           Attention:  Transaction Execution Group
                           Telephone:  (212) 834-5710
                           Facsimile:  (212) 834-6702";

     (B) adding the following immediately following the address for Lehman Brothers Inc.:

                           "        and

                           Lehman Brothers Inc.
                           3 World Financial Center
                           New York, New York 10285
                           Attention:  Medium-Term Note Desk
                           Telephone:  (212) 526-8400
                           Facsimile:  (212) 526-1682

                           with a copy to:

                           O'Melveny & Myers LLP
                           275 Battery Street, Suite 2600
                           San Francisco, CA 94111-3305
                           Attention:  Peter T. Healy, Esq.
                           Telephone:  (415) 984-8833
                           Facsimile:  (415) 984-8701";

     (C) adding the following immediately prior to the final paragraph of such section:

                           "Fleet Securities, Inc.
                           100 Federal Street, MADE 10012H
                           Boston, MA 02110
                           Attention: John Crees
                           Telephone: (617) 434-5983
                           Telecopy:  (617) 434-8702

                           PNC Capital Markets, Inc.
                           249 Fifth Avenue, 26th Floor
                           Pittsburgh, PA 15222-2707
                           Attention: Manager - Syndicate Desk
                           Telephone: (412) 762-4256
                           Telecopy:  (412) 762-3443


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                           Salomon Smith Barney Inc.
                           Medium-Term Note Department
                           388 Greenwich Street
                           New York, NY 10013
                           Telephone: (212) 816-5831
                           Telecopy:  (212) 816-0949"; and

     (D) deleting therefrom the name and address of each of PaineWebber Incorporated and Warburg Dillon Read LLC.

         3. ADDRESSES FOR ADMINISTRATIVE PROCEDURES. Within the Administrative Procedures Exhibit B to the Distribution Agreement, the Sections of Parts I and II titled "Procedure for Rate Changes" and the Sections of Parts I, II and III titled "Delivery of Prospectus" are hereby amended by:

     (A) deleting therefrom the name and address of J.P. Morgan Securities Inc. and inserting the following in lieu thereof:

                           "if to:  J.P. Morgan Securities Inc.
                           to:      270 Park Avenue, 8th Floor
                                    New York, New York 10017
                                    Attention:  Medium-Term Note Desk
                                    Telephone:  (212) 834-4421
                                    Facsimile:  (212) 834-6081";

     (B) deleting therefrom the name and address of Lehman Brothers Inc. and inserting the following in lieu thereof:

                           "if to:  Lehman Brothers Inc.
                           to both: 3 World Financial Center
                                    New York, New York 10285
                                    Attention: Medium Term Note Desk
                                    Telephone:  (212) 526-8400
                                    Facsimile:  (212) 526-1682

                                    and

                                    ADP Prospectus Services
                                    For Lehman Brothers Inc.
                                    55 Mercedes Way
                                    Edgewood, NY 11717
                                    Attention:  Client Services Desk
                                    Facsimile:  (631) 254-7268";


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     (C) adding the following immediately following the address of Lehman
Brothers Inc.:

                           "if to:  Fleet Securities, Inc.
                           to:      100 Federal Street, MADE 10012H
                                    Boston, MA 02110
                                    Attention: John Crees
                                    Telephone:  (617) 434-5983
                                    Telecopy:  (617) 434-8702

                           if to:   PNC Capital Markets, Inc.
                           to:      249 Fifth Avenue, 26th Floor
                                    Pittsburgh, PA 15222-2707
                                    Attention: Manager - Syndicate Desk
                                    Telephone:  (412) 762-4256
                                    Telecopy:  (412) 762-3443

                           if to:   Salomon Smith Barney Inc.
                           to:      Brooklyn Army Terminal
                                    140 58th Street, 8th Floor
                                    Brooklyn, NY 11220
                                    Attention: Annabelle Avila
                                    Telephone:  (718) 765-6725
                                    Telecopy:  (718) 765-6734

                           Or such other address as each such Agent may from time to time provide to the Company"; and

     (D) deleting therefrom the name and address of each of PaineWebber Incorporated and Warburg Dillon Read LLC.

         4. COUNTERPARTS. This Second Amendment may be executed in one or more counterparts, signature pages may be detached from such separately executed counterparts and reattached to other counterparts and, in each such case, the executed counterparts hereof shall constitute a single instrument. Signature pages may be delivered by telecopy.

         5. CONFIRMATION. Except as amended by this Second Amendment, the Distribution Agreement is hereby ratified and confirmed in all respects.

                            [Signature pages follow.]


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     If the foregoing correctly sets forth the understanding between the
Company, the Existing Agents and the New Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company, the Existing Agents and the New Agent.

                                                 AVALONBAY COMMUNITIES, INC.


                                                 By: /s/ Thomas J. Sargeant
                                                     --------------------------
                                                     Thomas J. Sargeant
                                                     Chief Financial Officer

"New Agent"

SALOMON SMITH BARNEY INC.


By: /s/ Suni Harford
    -------------------------------------------------
Name:  Suni Harford
Title: Managing Director



"Existing Agents"

LEHMAN BROTHERS INC.


By: /s/ Frederick T. Caven, Jr.
    -------------------------------------------------
Name:  Frederick T. Caven, Jr.
Title: Managing Director



FIRST UNION SECURITIES, INC.


By: /s/ Keith Mauney
    -------------------------------------------------
Name:  Keith Mauney
Title: Managing Director



J.P. MORGAN SECURITIES INC.


By: /s/ Huw L. Richards
    -------------------------------------------------
Name:  Huw L. Richards
Title: Vice-President



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BANC OF AMERICA SECURITIES LLC


By: /s/ Sammy Hicks
    -------------------------------------------------
Name:  Sammy Hicks
Title: Associate



FLEET SECURITIES, INC.

By: /s/ Paul E. McCormack
    -------------------------------------------------
Name:  Paul E. McCormack
Title: Managing Director



PNC CAPITAL MARKETS, INC.

By: /s/ Robert W. Thomas
    -------------------------------------------------
Name:  Robert W. Thomas
Title: Managing Director